UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 24, 2012

INTERCONTINENTALEXCHANGE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32671	58-2555670
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Compensatory Arrangements of Certain Officers.

On February 24, 2012, IntercontinentalExchange, Inc. (the “Company”) entered into revised employment agreements for Jeffrey C. Sprecher, Chairman and Chief Executive Officer, Charles A. Vice, President and Chief Operating Officer, Scott A. Hill, Senior Vice President and Chief Financial Officer, David S. Goone, Senior Vice President and Chief Strategic Officer and Edwin Marcial, Senior Vice President and Chief Technology Officer, as well as revised employment agreements for each of the Company’s other U.S. executive officers (collectively, the “Employment Agreements”).  The terms of each Employment Agreement are substantially similar, other than the employment term (and corresponding cash severance multiple) that applies to each executive (three years for each of Messrs. Sprecher, Vice, Goone, and Hill, two years for Messrs. Marcial, and either one or two years for each other U.S. executive officer).

Among other modifications, the revisions removed the Internal Revenue Code Section 280G excise tax “gross-up” provision from the Employment Agreements for each executive other than Mr. Hill (whose Employment Agreement had previously been amended to remove this provision).  In addition, the Employment Agreements were modified to (1) change the calculation for the “bonus” portion of each executive’s cash severance amount from a fixed percentage of base salary to a formula based on the executive’s actual bonus payments and (2) clarify treatment of the executive’s equity awards, in each case, as paid or provided in connection with termination of employment by the Company other than for “cause” or the executive’s resignation for “good reason” (each as defined in the Employment Agreements).  The Company also revised the Employment Agreements to provide that each executive is eligible for “change in control” severance treatment for a qualifying employment termination during the one hundred eight (180) days (compared to ninety (90) days as previously provided) preceding a “change in control”, and modified the  “good reason” definition to include the failure of the Company’s successor to assume the executive’s Employment Agreement and the executive’s receipt of a notice of non-renewal of the Employment Agreement term during the three years following a “change in control”.

The Company also made certain other modifications to the Employment Agreements to reflect changes that have occurred in the Company’s business since the Employment Agreements were last amended.  These changes include, but are not limited to, updates to each executive’s base salary as reflected in the Employment Agreements and technical changes to each executive’s “non-compete” covenant and mandatory arbitration provision.

The descriptions of the Employment Agreement modifications as set forth above are not complete and are qualified in all respects by reference to the Employments Agreements.  Copies of the Employment Agreements are attached as Exhibits 10.1 through 10.6 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

10.1	Employment Agreement dated February 24, 2012 between IntercontinentalExchange, Inc. and Jeffrey C. Sprecher.

10.2	Employment Agreement dated February 24, 2012 between IntercontinentalExchange, Inc. and Charles A. Vice.

10.3	Employment Agreement dated February 24, 2012 between IntercontinentalExchange, Inc. and David S. Goone.

10.4	Employment Agreement dated February 24, 2012 between IntercontinentalExchange, Inc. and Edwin Marcial.

10.5	Employment Agreement dated February 24, 2012 between IntercontinentalExchange, Inc. and Scott A. Hill.

10.6	Form of Employment Agreement between IntercontinentalExchange, Inc. and the other U.S. officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINETALEXCHANGE, INC.

/s/ Scott A. Hill
Scott A. Hill
Senior Vice President and Chief Financial Officer

Date: February 24, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Employment Agreement dated February 24, 2012 between IntercontinentalExchange, Inc. and Jeffrey C. Sprecher.

10.2	Employment Agreement dated February 24, 2012 between IntercontinentalExchange, Inc. and Charles A. Vice.

10.3	Employment Agreement dated February 24, 2012 between IntercontinentalExchange, Inc. and David S. Goone.

10.4	Employment Agreement dated February 24, 2012 between IntercontinentalExchange, Inc. and Edwin Marcial.

10.5	Employment Agreement dated February 24, 2012 between IntercontinentalExchange, Inc. and Scott A. Hill.

10.6	Form of Employment Agreement between IntercontinentalExchange, Inc. and the other U.S. officers.